Exhibit 99.1

Eiger BioPharmaceuticals Announces Phase 2 LIBERTY Study in Pulmonary Arterial Hypertension Did Not Meet Primary Endpoint

- End of Phase 2 Meeting Scheduled for HDV in February 2018

- Phase 2 Readouts for PBH and Lymphedema in Second Half 2018

PALO ALTO, Calif., January 16, 2018 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for rare diseases, announced today Phase 2 LIBERTY study results in pulmonary arterial hypertension (PAH) that demonstrated no improvement overall or in key subgroups for both the primary efficacy endpoint of pulmonary vascular resistance (PVR) and the secondary endpoint of 6-minute walk distance (6MWD). No safety signals attributed to ubenimex were identified in the preliminary analysis. Further analysis of data, including biomarkers is ongoing, although the company will discontinue development of ubenimex in PAH based on these results.

Eiger will continue to develop ubenimex for lymphedema based on its distinct mechanism of action impacting lymphangiogenesis as published in Science Translational Medicine (Tian et al, May 2017). Eiger is developing ubenimex for lymphedema in the ULTRA study, a multi-center, international, Phase 2 study in patients with primary and secondary lymphedema that is fully enrolled with data expected in the second half of 2018.

“While we are disappointed with results from the LIBERTY study, we have always recognized that PAH is a complex disease and that this was a translational program,” said David Cory, President and CEO. “Eiger has a deep pipeline of products focused on rare diseases that was built to reduce risk against a single binary event. Phase 2 proof of concept has already been demonstrated in both Hepatitis Delta Virus (HDV) Infection and Post-Bariatric Hypoglycemia (PBH). We look forward to our upcoming End of Phase 2 meeting for HDV with the agency in February 2018. Topline results from the Phase 2, 28 day PREVENT study in PBH as well as for the Phase 2 ULTRA study in primary and secondary lymphedema will be reported in the second half of 2018. The company will direct all resources to advance these important efforts.”

About Eiger

Eiger is a clinical-stage biopharmaceutical company committed to bringing to market novel products for the treatment of rare diseases. The company has built a diverse portfolio of well-characterized product candidates with the potential to address diseases for which the unmet medical need is high, the biology for treatment is clear, and for which an effective therapy is urgently needed.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives, intentions, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, whether or not pegylated interferon lambda-1a or lonafarnib or ubenimex or exendin 9-39 may be further developed and approved, including whether studies of ubenimex in different indications may produce different results and whether promising earlier clinical study results will be repeated in larger, later clinical studies, statements relating to the availability of cash for Eiger’s future operations, Eiger’s ability to develop its drug candidates for potential commercialization, the timing of the commencement and number and completion of Phase 2 trials and whether the products can be successfully developed or commercialized. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the three-month period ended September 30, 2017 and other periodic reports filed with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors: Ingrid Choong, PhD, Eiger BioPharmaceuticals, Inc., 650-619-6115, ichoong@eigerbio.com